UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 3, 2006 (March 31, 2006)

M & F Worldwide Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-13780	02-0423416

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 East 62nd Street New York, New York	10021
(Address of Principal Executive Offices)	(Zip Code)

(212) 572-8600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment
of Principal Officers.

                On March 31, 2006, Laurence Winoker resigned from his position as Principal Accounting Officer of M&F Worldwide Corp. (the "Company").

Effective April 3, 2006, the Company appointed Alison Horowitz as the Company's Principal Accounting Officer. Ms. Horowitz, 33, is Vice President, Treasurer and Controller of MacAndrews & Forbes Holdings Inc., where she has been employed in various financial positions since August 2004. Through its wholly-owned subsidiary Mafco Consolidated Group Inc., MacAndrews & Forbes Holdings Inc., the sole stockholder of which is Ronald O. Perelman (Director and Chairman of the Executive Committee of the Board of Directors of the Company), owns approximately 38% of the Company's outstanding common stock. From July 1998 through August 2004, Ms. Horowitz held various audit positions with Ernst & Young LLP, most recently as a Senior Manager. From 1996 through July 1998, Ms. Horowitz was an auditor with the Office of Inspector General of the U.S. Department of Commerce. From 1994 through 1996, Ms. Horowitz was an auditor with Price Waterhouse LLP. Ms. Horowitz is a Certified Public Accountant and received a B.A. in Accounting from the University of Delaware in 1994.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M & F WORLDWIDE CORP.

Date: April 3, 2006	By:	/s/ Barry F. Schwartz
Name:	Barry F. Schwartz, Esq.
Title:	Executive Vice President and General Counsel

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